EXECUTION COPY Executive’s Initials _____ Page 1 SEPARATION AGREEMENT THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into this 28th day of June 2021, by and between ALEX AVERITT (“Executive”) and BLUELINX CORPORATION, a Georgia corporation (“Company”), on its own behalf and on behalf of its parent, subsidiaries and affiliates, and their respective predecessors, successors, assigns, representatives, officers, directors, agents and employees. The term “Company,” when used in this Agreement, includes its parent, subsidiaries or affiliates (including specifically BlueLinx Holdings Inc. (“BHI”)) and their respective predecessors, successors, assigns, representatives, past or present officers, directors, agents or employees. Executive and Company are sometimes hereinafter referred to together as the “Parties” and individually as a “Party.” BACKGROUND: A. Executive is employed as the Chief Operating Officer of Company. B. The Employment Agreement between Executive and Company dated April 19, 2018 and effective as of April 16, 2018, as subsequently amended (the “Employment Agreement”), and Executive’s employment with Company will terminate in all capacities effective as of the Termination Date (as defined below). C. Company and Executive wish to avoid any disputes which could arise under the Employment Agreement and have therefore compromised any claims or rights they have or may have by agreeing to the terms of this Agreement. NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows: 1. Termination of Employment. Executive’s last day of employment with Company will be July 9, 2021 (the “Termination Date”). Effective as of the Termination Date, Executive will cease to serve as Chief Operating Officer of Company, but between the date of this Agreement and the Termination Date, Executive will continue to remain employed with Company in his current role. If Executive voluntarily terminates his employment or Company terminates Executive’s employment before the stated Termination Date as a result of unsatisfactory performance, the Termination Date shall be deemed to be the date of such actual, earlier termination. Executive’s employment with Company, and all other positions and offices with Company held by Executive on the Termination Date, shall be deemed to have ended effective as of the Termination Date, and all benefits, privileges and authorities related to Executive’s employment and services with Company will cease as of the Termination Date, except as otherwise specifically set forth in this Agreement. 2. Interpretation of Agreement. The Parties agree that their entry into this Agreement is not and shall not be construed to be an admission of liability or wrongdoing on the part of either Party. DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 2 3. Future Cooperation. Executive agrees that, notwithstanding the termination of Executive’s employment on the Termination Date, for a period of twelve (12) months after the Termination Date, Executive, upon reasonable notice, will make himself reasonably available to Company for the purposes of: (a) providing information regarding the projects and files on which Executive worked for the purpose of transition; and (b) providing information regarding any other matter, file, project, customer and/or client with whom or with respect to which Executive was involved while employed by, or providing services to, Company, including any such matter, file, project, customer and/or client which is or becomes the subject of litigation or other dispute. The Company shall reimburse Executive for reasonable expenses, including lodging and meals, upon submission of receipts, associated with Executive’s compliance with this Paragraph 3. 4. Consideration. (a) In consideration of Executive’s termination of employment, Executive’s full release of Company from any and all claims as described in Exhibit A, and Executive’s agreement to perform the other duties and obligations of Executive contained herein, Company will provide the additional consideration set forth below, subject to ordinary and lawful deductions and Sections 4(b) and (c) below: (i) Company shall pay to Executive Five Hundred Thousand Dollars ($500,000) (the “Severance Amount”) payable in accordance with the Company’s normal payroll practices, but paid in accordance with Section 4(b) below; (ii) Company shall pay to Executive a pro rata bonus, which equals the bonus that would be payable to Executive under the terms of Company’s annual bonus plan for fiscal year 2021 had Executive remained employed at Company as Chief Operating Officer through the end of fiscal year 2021 , multiplied by a fraction, the numerator of which is the number of days Executive was employed by Company during fiscal year 2021 and the denominator of which is the total number of days in fiscal year 2021. The pro rata bonus amount, if any, shall be based on Executive’s base salary and bonus percentage as of June 1, 2021 and be paid at the time that 2021 annual bonuses are paid to other participants in such bonus plan; (iii) (a) Vest and make non-forfeitable (i) 2,084 time-based restricted stock units granted to Executive in 2019 and (ii) 12,000 time-based restricted stock units granted to Executive in 2020, in each case, within seven (7) days of the Release Effective Date, and (b) ensure that all other outstanding time-based restricted stock units granted in 2019 and 2020 and performance-based restricted stock units granted in 2019 will be forfeited on the Termination Date; and (iv) Provide continued participation in Company’s medical and dental plans, on the same basis as active employees participate in such plans, until the earlier of (a) Executive’s eligibility for any such coverage under another employer’s medical or dental insurance plans or (b) the date that is one (1) year after the Termination Date; except that in the event that participation in any such plan is permitted only by Executive electing continued participation through COBRA, then assuming Executive timeless makes such an DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 3 election under COBRA, Company shall reimburse Executive on a monthly basis for any COBRA premiums paid by Executive (for Executive and his dependents), and Executive agrees that the period of coverage under such plans (or the period of reimbursement if participation is through COBRA) shall count against the plans’ obligation to provide continuation coverage pursuant to COBRA. (b) Notwithstanding anything else contained herein to the contrary, no payments shall be made or benefits delivered under this Agreement (other than payments required to be made by Company pursuant to Section 5 below) unless, (i) within twenty-one (21) days of the date of this Agreement, Executive has signed and delivered to Company a Release in the form attached hereto as Exhibit A (the “Initial Release”), and Executive does not revoke such Initial Release during the applicable revocation period, and (ii) within thirty (30) days after the Termination Date, (x) Executive has signed and delivered to Company another Release in the form attached hereto as Exhibit A (the “Release”), which has been signed by Executive no earlier than the Termination Date; and (y) the applicable revocation period under the Release has expired without Executive having elected to revoke the Release. The Release shall be effective as of the day following the expiration of the applicable revocation period without Executive having elected to revoke the Release (the “Release Effective Date”). Executive agrees and acknowledges that he would not be entitled to the consideration described herein absent execution of the Release and expiration of the applicable revocation period without Executive having revoked the Release. Any payments to be made, or benefits to be delivered, under this Agreement within the period after the Termination Date and prior to the Release Effective Date shall be accumulated and paid in a lump sum, on the first regular payroll date occurring after the Release Effective Date. (c) As a further condition to receipt of the payments and benefits in Section 4(a) above, Executive also waives any and all rights to any other amounts payable to him upon the termination of his employment relationship with Company, other than those specifically set forth in this Agreement, including without limitation any severance, notice rights, payments, benefits and other amounts to which Executive may be entitled under the laws of any jurisdiction and/or his Employment Agreement, and Executive agrees not to pursue or claim any of the payments, benefits or rights set forth therein. (d) If Company is required to prepare an accounting restatement due to material noncompliance by Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, to the extent required by law, Executive will reimburse Company for: (i) any bonus or other incentive-based or equity-based compensation received by Executive from Company (including such compensation payable in accordance with this Section 4 and Section 5) during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying that financial reporting requirement; and (ii) any profits realized by Executive from the sale of Company securities during that 12-month period. (e) Executive is not required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, and employment of Executive after the Termination Date shall not reduce any payment or benefit provided for in this Agreement, except as described in Section 4(a)(iv). DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 4 5. Other Benefits. (a) Nothing in this Agreement or the Release shall: (i) alter or reduce any vested, accrued benefits (if any) Executive may be entitled to receive under any 401(k) plan established by Company; or (ii) affect Executive’s right to elect and pay for continuation of Executive’s health insurance coverage pursuant to COBRA. (b) The Company shall pay Executive: (i) any base salary that accrues through the Termination Date and is unpaid as of the Termination Date; (ii) any reimbursable expenses that Executive incurs before the Termination Date, but are unpaid as of the Termination Date (subject to Company’s expense reimbursement policy); and (iii) any unexpired vacation days that have accrued under the Company’s vacation policy, but are unused as of the Termination Date, which amount shall be paid in a lump sum in cash within thirty (30) calendar days of the Termination Date. (c) Company shall continue to provide Executive with customary and appropriate Directors and Officers Liability Coverage for six (6) years following the Termination Date as required by Section 4(h)(ii) of the Employment Agreement. 6. Competitive Activity; Confidentiality; Non-Solicitation. (a) Executive acknowledges and agrees that, except as specifically set forth below, Section 7 of the Employment Agreement (and any related definitions) shall survive the termination of the Employment Agreement and the termination of his employment and are incorporated into this Agreement by reference. Executive hereby agrees to continue to abide by the obligations in Section 7 of the Employment Agreement, as amended hereby. Executive further agrees to abide by the Noncompetition Agreement dated March 9, 2018 between Executive and Company. (b) Confidential Information and Trade Secrets. Section 7(a)(i) of the Employment Agreement is hereby amended and restated as follows: “(i) Executive shall hold in a fiduciary capacity for the benefit of Company all Confidential Information and Trade Secrets. During Executive’s employment and for a period of two (2) years immediately following his termination of employment for any reason, Executive shall not, without the prior written consent of Company or as may otherwise be required by law or legal process, use, communicate or divulge Confidential Information other than as necessary to perform Executive’s duties for Company; provided, however, that if the Confidential Information is deemed a trade secret DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 5 under Georgia law, then the period for nondisclosure shall continue for the applicable period under Georgia Trade Secret laws in effect at the time of Executive’s termination. In addition, except as necessary to perform Executive’s duties for Company, during Executive’s employment and thereafter for the applicable period under the Georgia Trade Secret laws in effect at the time of Executive’s termination, Executive will not, directly or indirectly, transmit or disclose any Trade Secrets to any person or entity, and will not, directly or indirectly, make use of any Trade Secrets, for himself or any other person or entity, without the express written consent of Company. This provision will apply for so long as a particular Trade Secret retains its status as a trade secret under applicable law. The protection afforded to Trade Secrets and/or Confidential Information by this Agreement is not intended by the parties hereto to limit, and is intended to be in addition to, any protection provided to any such information under any applicable federal, state or local law. Pursuant to the Defend Trade Secrets Act of 2016, Executive understands that: An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.” (c) Definitions. For purposes of this Agreement (including Section 7(b) hereof), the following capitalized terms shall have the following meanings. “Confidential Information” means knowledge or data relating to Company that is not generally known to persons not employed or otherwise engaged by Company, is not generally disclosed by Company, and is the subject of reasonable efforts to keep it confidential. Confidential Information includes, but is not limited to, information regarding product or service cost or pricing, information regarding personnel allocation or organizational structure, information regarding the business operations or financial performance of Company, sales and marketing plans, and strategic initiatives (independent or collaborative), information regarding existing or proposed methods of operation, current and future development and expansion or contraction plans, sale/acquisition plans and non-public information concerning the legal or financial affairs of Company. Confidential Information does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Company. This definition is not intended to limit any definition of confidential information or any equivalent term under applicable federal, state or local law. DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 6 “Person” means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise. “Trade Secrets” means all secret, proprietary or confidential information regarding Company, BHI or any of their respective subsidiaries and affiliates or that meets the definition of “trade secrets” within the meaning set forth in O.C.G.A. § 10-1-761. 7. Construction of Agreement and Venue for Disputes. This Agreement shall be deemed to have been jointly drafted by the Parties and shall not be construed against either Party. This Agreement shall be governed by the law of the State of Georgia, and the Parties agree that any actions arising out of or relating to this Agreement or Executive’s employment with Company must be brought exclusively in either the United States District Court for the Northern District of Georgia, or the State or Superior Courts of Cobb County, Georgia. Notwithstanding the pendency of any proceeding, either Party shall be entitled to injunctive relief in a state or federal court located in Cobb County, Georgia upon a showing of irreparable injury. The Parties consent to personal jurisdiction and venue solely within these forums and solely in Cobb County, Georgia and waive all otherwise possible objections thereto. The existence of any claim or cause of action by Executive against Company, including any dispute relating to the termination of Executive’s employment or under this Agreement, shall not constitute a defense to enforcement of said covenants by injunction. 8. Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein. 9. Return of all Property and Information of Company. Executive agrees to return or destroy all property of Company on or before the Termination Date. Such property includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all non-public information provided by Company or any subsidiary thereof to Executive or which Executive has developed or collected in the scope of Executive’s employment related to Company as well as all Company-issued equipment, supplies, accessories, vehicles, keys, instruments, tools, devices, computers, cell phones, electronic devices, materials, documents, plans, records, notebooks, drawings, or papers. Executive may only retain information relating to Executive’s benefit plans and compensation to the extent needed to prepare Executive’s tax returns. 10. No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any Party hereto or any Party hereby released other than the statements and representations contained in writing in this Agreement (including all Exhibits hereto). 11. Entire Agreement. This Agreement, including all Exhibits hereto (which are incorporated herein by this reference), contains the entire agreement and understanding concerning the subject matter hereof between the Parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either Party hereto DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 7 unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by both Parties hereto. No waiver by either Party hereto of any term or provision of this Agreement or of any default hereunder shall affect such Party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. Notwithstanding the foregoing, the Employment Agreement will remain in effect until the Termination Date to the extent the terms of the Employment Agreement are not inconsistent with the terms of this Agreement and, if inconsistent, the terms of this Agreement will control. 12. Further Assurance. Upon the reasonable request of the other Party, each Party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement. 13. No Pending Claims or Assignments. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Executive represents and warrants that Executive has no claims or causes of action against Company which are not released in the Release. Executive also represents and warrants that Executive has not filed any claims, charges, lawsuits, or similar matters of any kind against Company in any forum, and that Company’s obligations under this Agreement are conditioned upon this representation. 14. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns. 15. Indemnification. Company understands and agrees that any indemnification obligations under its governing documents or the indemnification agreement between Company and Executive with respect to Executive’s service as an officer of Company remain in effect and survive the termination of Executive’s employment under this Agreement as set forth in such governing documents or indemnification agreement. 16. Nonqualified Deferred Compensation. (a) Any payment or benefit provided pursuant to or in connection with this Agreement is intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. If any payment or benefit provided pursuant to or in connection with this Agreement is considered to be deferred compensation subject to Section 409A, it shall be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 8 therein for non-compliance. Executive and Company agree that Executive’s termination of employment is an involuntary separation from service under Section 409A. (b) Neither Company nor Executive shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any manner which would not be in compliance with Section 409A (including any transition or grandfather rules thereunder). (c) Because Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i), any payments or benefits provided pursuant to or in connection with Executive’s “Separation from Service” (as determined for purposes of Section 409A) that constitute deferred compensation subject to Section 409A (“Covered Payments”) shall not be made until the earlier of (i) Executive’s death or (ii) six months after Executive’s Separation from Service (the “409A Deferral Period”) as required by Section 409A. Covered Payments otherwise due to be made in installments or periodically during the 409A Deferral Period (“Delayed Payments”) shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payment shall be made as otherwise scheduled. Any Delayed Payments in the form of benefits subject to the rule may be provided under the 409A Deferral Period at Executive’s expense, with Executive having a right to reimbursement from Company once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled. Any Delayed Payments shall bear interest at the United States 5-year Treasury Rate plus 2%, which accumulated interest shall be paid to Executive as soon as the 409A Deferral Period ends. (d) For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A. (e) If any payment or benefit under this Agreement is subject to and not exempt from Section 409A and is contingent on the delivery of a release by Executive and such payment or benefit could be made in either of two years, the payment will be made or the benefit will be delivered in the subsequent year to the extent necessary to comply with Section 409A. (f) Notwithstanding any other provision of this Agreement, Company shall not be liable to Executive if any payment or benefit which is to be provided pursuant to this Agreement and which is considered deferred compensation subject to Section 409A otherwise fails to comply with, or be exempt from, the requirements of Section 409A. Executive shall be solely responsible for the tax consequences with respect to any payment or benefit provided pursuant to or in connection with this Agreement, and in no event shall Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A. 17. Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted. DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 9 18. Protected Rights. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, nor does this Agreement impact or limit Executive’s eligibility to receive an award for information provided to any Government Agencies. [signatures on following page] DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY Executive’s Initials _____ Page 10 IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Agreement as of the day and year first above written. “Executive” Alex Averitt “Company” BLUELINX CORPORATION By: Name: Dwight Gibson Title: President and Chief Executive Officer DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY _______ Executive’s Initials _____ EXHIBIT A RELEASE In consideration for the undertakings and promises set forth in the Separation Agreement (the “Agreement”), dated June [__], 2021, between ALEX AVERITT (“Executive”) and BLUELINX CORPORATION (“Company”), the terms of which are incorporated herein by reference, Executive (on behalf of himself and his heirs, assigns and successors in interest) voluntarily agrees to completely settle and resolve all claims Executive may have against Company and the Releasees, as defined below, as of the time Executive executes this confidential Release. Executive acknowledges that in the Agreement, Executive is receiving more money, compensation, and benefits than Executive would otherwise be entitled to receive from Company. 1. Releasees. Executive agrees that this Release and the Agreement releases all claims and potential claims against Company and any affiliated companies and related business entities, as well as their shareholders, subsidiaries, parent companies, divisions, joint ventures, sister corporations, assigns, assets, agents, employee benefit and/or pension plans or funds (including qualified and non-qualified plans or funds), employee benefit plan fiduciaries, insurers of employee benefits, directors, officers, former officers, employees, members, administrators, attorneys, representative trustees, successors/heirs, any co-employers or joint employers, and as intended third-party beneficiaries, investors, lenders, contractors, and all persons acting by, through, under, or in concert with them, jointly and severally, in their individual, fiduciary, and corporate capacities (collectively referred to throughout this Release and the Agreement as the “Releasees”). 2. Release of All Claims by Executive. a. Except as to any claims that cannot be released under applicable law, and for any claims based on or arising under the Agreement, in exchange for, and in consideration of, the payments, benefits, and other commitments described in the Agreement, Executive, hereby fully, forever, irrevocably, and unconditionally releases and discharges Company and the Releasees, from any and all claims against Company and the Releasees that Executive has as of the time of the execution of this Release, whether now known or unknown, contingent or vested, whether anticipated or unanticipated, and whether asserted or unasserted. b. Without limiting the foregoing language, this Release includes all claims based directly or indirectly upon Executive’s employment with Company, the end of Executive’s employment, and any alleged act or omission to act by Company or the Releasees. This release includes, to the fullest extent permissible under applicable federal, state, and local laws and regulations, but is not limited to any claims: i. arising from or in connection with Executive’s employment, pay, bonuses, vacation or any other Executive benefits, and other terms and conditions of employment or employment practices of Company; ii. arising out of or relating to the termination of Executive’s employment with Company or the surrounding circumstances thereof; DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY _______ Executive’s Initials _____ iii. based on any claims brought or that could be brought pursuant to or under any federal statute, law, or regulatory authority, including but not limited to claims of discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act (“EPA”) the Lily Ledbetter Fair Pay Act (LLFPA), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act (“OWBPA”), the Americans With Disabilities Act (“ADEA”), the Rehabilitation Act of 1973, C.O.B.R.A., the Worker Adjustment and Retraining Notification Act (WARN); the Employee Retirement Income Security Act (ERISA), the Equal Pay Act (EPA), Occupational Safety and Health Act (OSHA), the National Labor Relations Act (NLRA), as amended; the Labor- Management Relations Act, as amended (LMRA), the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and/or the Federal False Claims Act, the Genetic Information Nondiscrimination Act (“GINA”), the Family and Medical Leave Act (“FMLA”), or any other similar labor, employment or anti-discrimination law under state, federal or local law and as any of these laws may have been amended; iv. based on any claims brought or that could be brought pursuant to or under the statutory and/or common law of Georgia such as the Georgia Fair Employment Practices Act, the Georgia Equal Pay Act, the Georgia Prohibition of Age Discrimination in Employment Act, the Georgia Equal Employment for Persons with Disabilities Code, and/or the Georgia Minimum Wage Law; v. based on any contract, tort, whistleblower, personal injury, wrongful discharge theory or other common law theory; or vi. arising under any written or oral agreements between Executive and Company or any of Company’s subsidiaries or affiliates (other than the Agreement). c. Executive has had the opportunity to determine whether Executive has suffered any work-related accidents, injuries, and/or occupational diseases while employed by Company and affirms that Executive does not have any such injuries or diseases for which Executive has not already filed a claim. Any pending claims/petitions brought by Executive or on Executive’s behalf that pertain to workers compensation in any way are hereby voluntarily withdrawn with prejudice. Executive understands that Executive is hereby relinquishing the right to have any unresolved worker’s compensation claims, conflicts, and/or disputes heard and decided by any authority responsible for resolving such matters, including without limitation, a Judge of Compensation Claims. Executive also represents that Executive is not aware of any acts or comments that would support a claim of sexual harassment by anyone against Company or any Company employee, vendor, customer, or visitor that would likely have a material adverse effect on Company. DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY _______ Executive’s Initials _____ d. Executive expressly acknowledges that this Release is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in his favor at the time he signs this Release, and that this Release contemplates the extinguishment of any such Claim or Claims. 3. Covenant Not to Sue. Subject to the Protected Rights Paragraph below, and unless prohibited by applicable law, Executive agrees and covenants not to sue or initiate any claims in any forum against any of the Releasees for or on account of any Released Claim, or to incite, assist or encourage other persons or entities to bring claims of any nature whatsoever against Company or Releasees. Executive further agrees and covenants that this Release is a bar to any claim, action, suit, or proceeding by Executive pertaining to the Released Claims. Executive further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local, with respect to the Released Claims. Executive understands and agrees that if Executive breaches this covenant not to sue, then Executive must return to Company all additional consideration made by Company to Executive under the Agreement. This provision does not prohibit Executive from filing a lawsuit challenging the validity of Executive’s waiver of claims under the ADEA. 4. Damages for Breach. If Executive breaches the covenant contained in Section 3 of this Release in which Executive agrees not to sue or initiate any claims in any forum against any of the Releasees for or on account of any Released Claim, Executive shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Executive’s claim, and, as a precondition to filing any such lawsuit, shall return all but $500 of the additional benefits and payments Executive has received as set forth in Section 4 of the Agreement. The preceding two sentences of this paragraph do not apply if Executive files a charge or lawsuit under the Age Discrimination in Employment Act (“ADEA”) challenging the validity of this Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Executive to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments Executive received for signing this Release shall serve as restitution, recoupment, or setoff to any monetary award received by Executive. 5. Protected Rights. Executive understands that nothing contained in this Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). By signing this Release and the Agreement, Executive does not release the right to file any claims that are not permitted to be waived or released under applicable law or regulation, or the right to communicate with an attorney. Executive further understands that this Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. This Release does not limit Executive’s right to receive only a reward from a government-administered reward program for providing information directly to a government agency, such as for information provided to the SEC; however, Executive further waives any right to any form of damages (including, but not limited to, lost wages, compensatory damages, liquidated DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY _______ Executive’s Initials _____ damages, or punitive damages), reinstatement, attorneys’ fees and costs, or other remedy in any action brought by Executive or on Executive’s behalf. 6. Time to Consider. a. First Execution of the Release. Executive understands that Executive has been given twenty-one (21) calendar days to consider this Release and agrees that this consideration period has been reasonable and adequate (the “Consideration Period”). If Executive executes this Release before the expiration of the Consideration Period, Executive acknowledges that Executive has done so to expedite the payment of the consideration set forth in the Agreement, and that Executive expressly waives any unused portion of the Consideration Period. If Executive has not communicated Executive’s acceptance of this Release to Company’s Chief Administrative Officer (as set forth below), before the expiration of the Consideration Period, this offer automatically expires at that time, and Company is not required to take any further action to rescind or otherwise withdraw the terms of this Release or the Agreement. Upon the first execution of this Release, Executive may revoke this Release within seven (7) calendar days after signing it. To be effective, such revocation must be delivered to and received in writing by the Chief Administrative Officer of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Revocation can be made by hand delivery or facsimile or email before the expiration of this seven (7) day period. b. Second Execution of the Release. Executive understands that as a condition precedent to the consideration and promises set forth in the Agreement, Executive must re-execute this Release within thirty (30) days after the Termination Date (as defined in the Agreement). Executive agrees that he has been provided reasonable and adequate time to consider this Release. 7. Non-Admission. This Release shall not be construed as an admission by Company or the Releasees of any liability or wrongdoing to Executive, breach of any agreement, or violation of statute, law, or regulation, or a waiver of any defenses to those maters within the scope of this Release. The Company specifically denies any liability for wrongdoing. 8. Governing Law. This Release shall be governed by the law of the State of Georgia, and the Parties agree that any actions arising out of or relating to this Release or Executive’s employment with Company must be brought exclusively in either the United States District Court for the Northern District of Georgia, or the State or Superior Courts of Cobb County, Georgia. Notwithstanding the pendency of any proceeding, either Party shall be entitled to injunctive relief in a state or federal court located in Cobb County, Georgia upon a showing of irreparable injury. The Parties consent to personal jurisdiction and venue solely within these forums and waive all otherwise possible objections thereto. The existence of any claim or cause of action by Executive against Company shall not constitute a defense to enforcement of said covenants by injunction. 9. Severability. If any provision of this Release shall be held void, voidable, invalid or inoperative, no other provision of this Release shall be affected as a result thereof, and accordingly, the remaining provisions of this Release shall remain in full force and effect as though such void, DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY _______ Executive’s Initials _____ voidable, invalid or inoperative provision had not been contained herein. In the event a provision of this Release is held void, voidable, invalid or inoperative and Executive breaches the covenant contained in Section 3 of this Release in which Executive agrees not to sue or initiate any claims in any forum against any of the Releasees for or on account of any Released Claim, then Company may, however, at its sole option, void this Release, in which case, Executive shall immediately return to Company the additional consideration received under Section 4 of the Agreement. 10. Medicare, Medicaid, and the SCHIP Extension Act. Executive hereby warrants: (1) Executive presently is not, nor has Executive ever been enrolled in Medicare or applied for such benefits; and (2) Executive has no claim for Social Security Disability benefits nor is Executive appealing or re-filing for Social Security Disability benefits. Executive, therefore warrants that Medicare has not made any payments to or on behalf of Executive, nor has Executive made any claims to Medicare for payments of any medical bills, invoices, fees, or costs, airing from or related to any of the claims released by this Release. Executive agrees to indemnify, defend, and hold Company and the Releasees harmless from: (1) any claims of, or rights of recovery by Medicare, and/or persons or entities acting on behalf of Medicare as a result of any undisclosed prior payment, or any future payment by Medicare for or on behalf of Executive, and; (2) all claims and demands for penalties based upon any failure to report the settlement payment, late reporting, or other alleged violation of Section 11 of the Medicare, Medicaid and SCHIP Extension Act that is based in whole or in part upon late, inaccurate, or inadequate information provided to Company by Executive. Executive agrees to hold harmless Company and the Releasees from and/or for any loss of Medicare benefits or Social Security benefits (including Social Security Disability) that Executive may sustain as a result of this Release. The Parties have not shifted responsibility of medical treatment to Medicare in contravention of 42 U.S.C. § 1395y(b). 11. Further Acknowledgements and Representations. By signing this Release, Executive further certifies and acknowledges that: (a) Executive has had the full opportunity to investigate all matters pertaining to Executive’s claims and that the waiver and release of all rights or claims Executive may have is knowing and voluntary, including Executive is knowingly and voluntarily releasing and waiving all claims Executive may have under the ADEA; (b) Executive has the capacity and authority to enter into this Release. Executive has carefully read and fully understands the provisions of this Release; (c) The severance payment referred to in this Release and as set forth in the Agreement exceeds that to which Executive would otherwise have been entitled, and that the actual payment is in exchange for the release of the claims referenced in this Release; (d) The Company has granted Executive any leave to which Executive was entitled under the FMLA or related state or leave or disability accommodation laws; (e) Executive has not been retaliated against for reporting any allegations of wrongdoing by Company or any of the Releasees; (f) Executive is not Medicare eligible and has not filed a claim for Medicare benefits; DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY _______ Executive’s Initials _____ (g) Executive is not aware of any violation of law, regulation, or policy of Company that has not already been brought to the attention of the appropriate management personnel of Company. Further, Executive affirms and represents that during Executive’s employment, Executive always complied with all laws, acted with the highest degree of fidelity to Company, and committed no acts of theft, embezzlement, misappropriation, or other forms of misconduct contrary to the interests of Company; (h) Executive understands that Executive has the right to talk with an attorney before signing this Release, and further acknowledges and represents that Executive discussed all aspects of this Release with counsel of Executive’s choosing or had the opportunity to do so, including the fact that Executive is releasing claims and potential claims against the Releasees; (i) Executive understands that any discussions he may have had with counsel for Company regarding Executive’s employment or this Release does not constitute legal advice to Executive and that Executive has had the opportunity to retain his own independent counsel to render such advice; (j) Executive understands that this Release and the Agreement FOREVER RELEASE Company and all other Releasees to the extent set forth above; (k) In signing this Release and the Agreement, Executive DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS RELEASE OR IN THE AGREEMENT by Company or any other Releasee, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise, and Executive agrees that this Release will be interpreted and enforced in accordance with Georgia law; (l) Executive agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure; (m) Except as otherwise set forth in Sections 4 and 5 of the Agreement, upon receipt of Executive’s final paycheck as an employee of Company: Executive will have received from Company all compensation as an employee of Company, including, but not limited to, payment for all wages, bonuses, commissions, and incentives; and reimbursement for business expenses, to which Executive is or has ever been entitled for services provided to Company; and (n) This Release may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted. DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B

EXECUTION COPY _______ Executive’s Initials _____ READ CAREFULLY. THIS DOCUMENT CONTAINS EXECUTIVE’S RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. IN WITNESS WHEREOF, the undersigned has executed this Release as of the date set forth below. “Executive” ALEX AVERITT Dated: “Company” BLUELINX CORPORATION By: Name: Title: DocuSign Envelope ID: 87E931AE-FDC8-4654-9BBC-2FA7B092486B